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Subsidiaries of the Registrant:                         State of Incorporation:

C-COR/Comlux, Inc.                                      Pennsylvania

C-COR Services, Inc.                                    Pennsylvania

Broadband Capital Corporation                           Delaware
(formerly C-COR Electronics Company)

Broadband Royalty Corporation                           Delaware
(formerly C-COR Royalty Corporation)

C-COR.net Acquisition Corp.                             Delaware

Convergence.com Corporation                             Georgia

Convergence Systems, Inc.                               Georgia

C-COR Acquisition Corp.                                 Georgia

Silicon Valley Communications, Inc.                     California

C-COR Electronics Foreign Sales Corporation             St. Thomas, V.I.

C-COR Europe, B.V.                                      Foreign (Europe)

C-COR Europe Holding B.V.                               Foreign (Europe)

C-COR Electronics Canada, Inc.                          Foreign (Canada)

C COR de Mexico, S.A. de C.V.                           Foreign (Mexico)